As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	52-1468699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2445 M Street, NW

Washington, D.C. 20037

(202) 266-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael T. Kirshbaum

Chief Financial Officer and Treasurer

The Advisory Board Company

2445 M Street, NW

Washington, D.C. 20037

(202) 266-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard J. Parrino Kevin K. Greenslade Hogan Lovells US LLP 555 Thirteenth Street, NW Washington, D.C. 20004 (202) 637-5600	Evan R. Farber General Counsel and Corporate Secretary The Advisory Board Company 2445 M Street, NW Washington, D.C. 20037 (202) 266-5600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per unit (1)(3)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (1)(2)
Common stock, par value $0.01 per share				$0
Preferred stock, par value $0.01 per share				$0
Depositary shares representing preferred stock				$0
Warrants (4)				$0
Rights				$0
Total				$0

(1)	This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers shares of common stock, shares of preferred stock, depositary shares, warrants and rights that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company is deferring payment of all of the registration fee.
(3)	This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the Company. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities or that are represented by depositary shares.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or depositary shares representing preferred stock.

PROSPECTUS

THE ADVISORY BOARD COMPANY

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:

•	Shares of common stock

•	Shares of preferred stock, which may be represented by depositary shares

•	Warrants to purchase our shares of common stock, shares of preferred stock or depositary shares

•	Rights to purchase shares of common stock

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We, or one or more selling security holders to be identified in a prospectus supplement, may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 18 of this prospectus.

Our common stock is listed on the Global Select Market of The NASDAQ Stock Market LLC and is traded under the NASDAQ symbol “ABCO.” On January 16, 2015, the last reported sale price of our common stock on the NASDAQ was $48.08 per share. The address of our principal executive offices is 2445 M Street, N.W., Washington, D.C., 20037, and our telephone number is (202) 266-5600.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus for risks relating to an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated January 20, 2015

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling security holder offer securities covered by this registration statement, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with any additional information you may need to make your investment decision.

You should rely only on the information provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any applicable free writing prospectus that we prepare and distribute. Neither we nor any selling security holder have authorized anyone to provide you with different or additional information. Neither we nor any selling security holder are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus or into any applicable prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference into the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 22 of this prospectus, before making an investment decision. Information incorporated by reference into this prospectus after the date of this prospectus may add, update or change information contained in this prospectus. Any information in subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Advisory Board” refer to The Advisory Board Company and its consolidated subsidiaries.

Special Note Regarding Forward-Looking Statements

Some of the statements in this prospectus and in the information incorporated by reference into this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, financial position, levels of activity, performance or achievements to be materially different from any future results, financial position, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or similar words. You should read statements that contain these words carefully because they discuss our expectations concerning our future results of operations or financial position, or present other forward-looking information. There may be events in the future, however, that we are not able to control or predict accurately. The risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended March 31, 2014, and in the other information contained or incorporated by reference into this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations that we describe in the forward-looking statements. The occurrence of the events described in such risks and other information could have a material adverse effect on our business, results of operations and financial position.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statement included or incorporated by reference into this prospectus, which applies only as of the date appearing on the cover page of the applicable document. Except as required by applicable law, we expressly disclaim any duty to update our forward-looking statements, and the estimates and assumptions associated with them, after the date on which we make such statements, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

Our Company

We are a leading provider of insight-driven performance improvement software and solutions to the rapidly changing health care and higher education industries. Through our subscription-based membership programs, we leverage our intellectual capital to help our clients, which we refer to as our members, solve their most critical business problems. As of September 30, 2014, we served over 4,700 members, including over 3,900 hospitals, health systems and other health care organizations, and approximately 600 colleges and universities.

We launched our first health care program in 1986 and our first higher education program in 2007. Since becoming a public company in 2001, we have increased the number of discrete programs we offer from 13 to 63 as of September 30, 2014. Our health care programs address a range of clinical and business issues, including physician alignment and engagement, network management and growth strategy, value-based care and population health, revenue cycle, clinical operations, and supply chain. Our higher education programs support colleges and universities in enrollment management, academic programming and student learning, faculty recruitment and retention, student advising and success, alumni affairs and advancement, and college and university operations.

We were incorporated in Maryland in 1979 and reincorporated in Delaware in 2001. The address of our principal executive offices is 2445 M Street, N.W., Washington, D.C., 20037, and our telephone number is (202) 266-5600. We maintain a corporate Internet website at www.advisory.com. The contents of our website are not a part of this prospectus.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and each subsequent Annual Report on Form 10-K we file and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement, before making a decision to invest in our securities. See “Where You Can Find Additional Information” for information about how can view these documents. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale by us of the securities described in this prospectus will be added to our general funds and may be used:

•	to meet our working capital requirements;

•	to redeem or repurchase outstanding securities;

•	to repay or refinance indebtedness;

•	to finance acquisitions; or

•	for other general corporate purposes.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term investments.

We will not receive the net proceeds from any sale of securities by any selling security holder.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the fiscal periods indicated.

	Six Months Ended September 30,	Year Ended March 31,
	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	8.17x	11.32x	14.42x	15.87x	13.69x	9.85x

We compute our ratio of earnings to fixed charges by dividing pre-tax income (loss) from continuing operations, before adjustment for income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges. Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, which we estimate to be one-third of such payments.

We had no preference equity securities outstanding in any of the foregoing fiscal periods. Accordingly, no ratio of combined fixed charges and preference dividends to earnings is presented.

Description of Common Stock

The following is a summary of the material terms of the common stock of the Advisory Board under our restated certificate of incorporation, which we refer to as our charter, our amended and restated bylaws, which we refer to as our bylaws, and the General Corporation Law of the State of Delaware, or DGCL. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, our charter, our bylaws and the DGCL. For information on how you can view copies of our charter and bylaws, see the section entitled “Where You Can Find Additional Information.” You are urged to read our charter and bylaws in their entirety.

Authorized and Outstanding Capital Stock

We are authorized to issue 140,000,000 shares of capital stock, each with a par value of $0.01, consisting of 135,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of January 12, 2015, 38,521,118 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Our charter provides that, notwithstanding the provisions of the DGCL, the number of authorized shares of our common stock may be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority of our outstanding capital stock entitled to vote.

Common Stock Terms

Voting Rights

Except as otherwise expressly required by law or provided for in our charter, each holder of the common stock is entitled to cast one vote for each share of common stock held by such holder upon any matter which is properly considered and acted upon by common stockholders at any annual or special meeting of stockholders. There is no provision in our charter providing for a different number of votes per share for approval of any matter at a meeting of stockholders.

Unless otherwise required by law or provided for in our charter, the presence, in person or represented by proxy, of the holders of a majority of the capital stock issued and outstanding and entitled to vote on any matter will constitute a quorum for the purpose of considering such matter at a meeting of stockholders. Except in the election of directors (as described below), when a quorum is present at any stockholder meeting, the affirmative vote of a majority of the votes cast on any matter is necessary to approve the matter, unless the matter is one upon which a different vote is required by the DGCL or prescribed by our charter or bylaws. There are no provisions of our charter or bylaws that require a different percentage of votes or a different exercise of voting power for purposes of determining the presence of a quorum or, other than the election of directors, approval of any matter at a meeting of stockholders.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Holders of the common stock do not have any cumulative voting rights.

Liquidation, Dissolution and Winding Up

Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the common stock will be entitled to receive ratably our assets and funds available for distribution after payments to creditors and the holders of any outstanding preferred stock.

Dividends

Subject to the rights of holders of any outstanding preferred stock, holders of common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Advisory Board when, as and if declared thereon by our board of directors from time to time out of our assets or funds legally available for such dividends and distributions.

Other Rights

Holders of the common stock do not have any preemptive, subscription, conversion, redemption or sinking fund rights.

Assessment

All outstanding shares of the common stock are, and the common stock to be outstanding upon the closing of any offering of common stock made by this prospectus and any prospectus supplement will be, fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Charter and Bylaws

Our charter and bylaws contain provisions that could have the effect of delaying or deferring a change in control of our company.

The charter provisions that could have anti-takeover effects:

•	provide that the number of directors that will constitute the entire board of directors will be determined by a resolution of a majority of the board;

•	provide that any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office;

•	provide that a special meeting of stockholders may be called only by a majority of the directors then in office, by the chairman of the board of directors, or by any holder or holders of at least 40% of the outstanding shares of capital stock then entitled to vote on any matter for which the special meeting is being called;

•	prohibit our stockholders from taking action by written consent in lieu of a meeting with respect to any actions that are required to be taken or that may be taken by our stockholders at any annual or special meeting of stockholders; and

•	as described under “Description of Preferred Stock,” provide authority for the board of directors without stockholder approval to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more classes or series, with terms and conditions, and having rights, privileges and preferences, to be determined by the board of directors.

In addition, the bylaws establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meeting.

The rights and privileges of holders of the common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any class or series of preferred stock which our board of directors may designate and we may issue from time to time. Among other actions, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and otherwise could discourage any attempt to effectuate a change in control of the Advisory Board, even if such a transaction would be beneficial to the interests of our stockholders.

Our charter also provides that our board of directors may adopt a stockholders rights plan (as defined in our charter), but only if the rights plan:

•	is ratified by the affirmative vote of the holders of a majority of the votes cast of our capital stock then outstanding and entitled to vote on the election of directors and present in person or by proxy at the next meeting of stockholders;

•	by its terms expires within 37 months from the date of adoption, unless extended by the affirmative vote of the holders of a majority of the voting power of our shares of capital stock then entitled to vote at an election of directors; and

•	permits the rights issued thereunder to be redeemed at any time upon the affirmative vote of the holders of a majority of the voting power of our shares of capital stock then entitled to vote at an election of directors.

Section 203 of the Delaware General Corporation Law

Our charter provides that Advisory Board will not be governed by Section 203 of the DGCL, as permitted by Section 203(b)(1) thereof. This section of the DGCL, if we had not opted out of it, would have prohibited us for three years from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, and with the affiliates of such stockholders, unless our board of directors or other stockholders approved the business combination in the prescribed manner. Because we have elected in our charter to opt out of Section 203, the statute’s prohibitions do not apply to us.

Listing

Our common stock is listed on the Global Select Market of The NASDAQ Stock Market LLC and is traded under the NASDAQ symbol “ABCO.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

The following description sets forth certain general terms of preferred stock which we may issue. The terms of any class or series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, our charter, our bylaws, the certificate of designations relating to each particular class or series of the preferred stock, which will be filed with the SEC at or before the issuance of the class or series of preferred stock, and the DGCL. Copies of our charter and bylaws are incorporated by reference into this prospectus. For information on how you can view copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read our charter and bylaws in their entirety.

Terms of the Preferred Stock

Under our charter, we are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, we had no shares of preferred stock outstanding and 5,000,000 shares of preferred stock available for issuance.

Our board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of shares of any class or series of preferred stock outstanding from time to time. The charter authorizes the board of directors from time to time and without further stockholder action to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of preferred stock in one or more classes or series and in such amounts as may be determined by the board of directors. The board of directors may fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as are stated in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series. The power of the board of directors to fix the terms of any such class or series of preferred stock will include, without limitation, the authority to provide that any such class or series may be:

•	subject to redemption at such time or times and at such price or prices as are stated by the board of directors in such resolution or resolutions;

•	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as are stated by the board of directors in such resolution or resolutions;

•	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Advisory Board as are stated by the board of directors in such resolution or resolutions; and

•	convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Advisory Board at such price or prices or at such rates of exchange and with such adjustments as are stated by the board of directors in such resolution or resolutions.

Unless otherwise specified in the applicable prospectus supplement, American Stock Transfer & Trust Company will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

Our rights and the rights of holders of our securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of the Advisory Board upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent the Advisory Board itself may be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Description of Depositary Shares

General

We may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular class or series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on behalf of the Advisory Board, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt will be available from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the deposit agreement will have the terms described below.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the Advisory Board, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, will not be convertible into common stock or any other securities or property of the Advisory Board. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of preferred stock of the Advisory Board or other shares of capital stock, and we will agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock as reported on the NASDAQ Global Select Market on the last business day before the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such an amendment has been approved by the existing holders of at least 66 2⁄3% of the depositary shares evidenced by the depositary receipts then outstanding. Subject to certain exceptions in the depositary agreement, no amendment may impair the right of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all moneys and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if the holders of a majority of each series of preferred stock affected by such termination consent to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of the Advisory Board and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (3) each share of the related preferred stock shall have been converted into securities of the Advisory Board not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts, however, will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed that are outside of those duties expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a specified combined capital and surplus.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related preferred stock.

Neither the preferred stock depositary nor we will be liable if, by law or any circumstances beyond its control, it is prevented from or delayed in performing its obligations under the deposit agreement. The obligations of the Advisory Board and the preferred stock depositary under the deposit agreement will be limited to the performance of their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

If the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on such claims, requests or instructions received from us.

Description of Warrants

We may issue by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants to be issued, including, among other terms, the following, where applicable:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as our stockholders.

Description of Rights

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including, among other terms, the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Book-Entry Securities

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form. As a result, beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called participants. Such accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such securities. None of us, our officers and members of our board of directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities at any time is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, at any time and in our sole discretion, and subject to any limitations described in the applicable prospectus supplement relating to such securities, we may determine not to have any securities of such series represented by one or more global securities and, in this event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

Plan of Distribution

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

Some of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may act from time to time as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with the Conduct Rules of the Financial Industry Regulatory Authority, Inc. regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

We may authorize underwriters, dealers and agents to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents are not required to engage in these activities, and may end any of these activities at any time.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

Our security holders may use this prospectus in connection with resales of shares of our common stock or other securities. The applicable prospectus supplement will identify the selling security holders, their beneficial ownership of the securities, the securities which the selling security holders intend to sell, any material relationships between us and the selling security holders and the plan of distribution for these securities, as set forth above. Some selling security holders may be deemed to be underwriters under the Securities Act in connection with the securities they resell, and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, any selling security holders will receive all of the proceeds from the resale of our securities and will pay all underwriting discounts, commissions and agent’s commissions, if any.

Legal Matters

The validity of the securities offered by means of this prospectus has been passed upon for us by Hogan Lovells US LLP. Any underwriters will be advised by their own legal counsel on matters relating to any offering.

Experts

The consolidated financial statements of the Advisory Board appearing in the Advisory Board’s Annual Report (Form 10-K) for the year ended March 31, 2014, and the effectiveness of the internal control over financial reporting of the Advisory Board and its consolidated subsidiaries as of March 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Royall & Company Holding, Inc. and Royall Acquisition Co. included in Exhibit 99.1 of our Current Report on Form 8-K/A dated January 9, 2015 incorporated into this prospectus by reference have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Advisory Board and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

We maintain a website at www.advisory.com. Information on our website is not a part of this prospectus.

Incorporation of Certain Information by Reference

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered a part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including filings made after the date of this prospectus, to the extent not superseded, until this offering is complete:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2014;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K filed on September 5, 2014, December 11, 2014, January 9, 2015, January 12, 2015 (as amended by the Current Report on Form 8-K/A filed on January 20, 2015) and January 20, 2015; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on January 20, 2015, and any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:

The Advisory Board Company

2445 M Street, NW

Washington, D.C. 20037

Attention: Investor Relations

Telephone: 202-266-7538

Part II. Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Advisory Board in connection with the sale of the securities being registered hereby.

Registration fee		$ *
Legal fees and expenses		**
Printing		**
Agent fees		**
Accounting fees and expenses		**
Miscellaneous		**

TOTAL	$	**

*	Deferred in reliance upon Rule 456(b) and Rule 457(r).
**	Estimated expenses not presently determinable.

Item 15.	Indemnification of Directors and Officers

The following summarizes arrangements by which directors and officers of The Advisory Board Company (the “registrant”) are indemnified against liability which they may incur in their capacities as such.

Delaware General Corporation Law

Section 102 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law, or obtained an improper personal benefit.

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

The registrant’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing in this provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

The registrant’s certificate of incorporation also provides for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the Delaware General Corporation Law. The certificate of incorporation states that each person who was or is made a party to, or is threatened to be made a party to, any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at the request of the registrant in a similar capacity with another entity, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred in connection with a proceeding.

Bylaws

The registrant’s bylaws provide that, to the fullest extent permitted by the Delaware General Corporation Law, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. Nothing in this provision, however, will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.

The registrant’s bylaws provide for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws state that each person who was or is made a party to, or is threatened to be made a party to, any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection therewith.

Registration Rights Agreement

In connection with its acquisition of Royall Acquisition Co. (“Royall”), on January 9, 2015, the registrant entered into a registration rights and governance agreement (the “registration rights agreement”) with Royall Holdings, LLC (“Royall Holdings”), the prior owner of Royall. The registration rights agreement provides that, subject to specified limitations and exceptions, in connection with the filing of any registration statement pursuant to the registration rights agreement, Royall Holdings will indemnify and hold harmless, to the fullest extent permitted by law, each person who controls the registrant (within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, liabilities and expenses incurred by such person pursuant to any actual action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, any such registration statement (or in any prospectus contained therein, any preliminary prospectus or any amendment or supplement to any of the foregoing, or in certain related filings with the Securities and Exchange Commission), or necessary to make the statements therein not misleading, but only to the extent that any such statement or omission is made in reliance on and in conformity with information with respect to Royall Holdings furnished in writing to the registrant by Royall Holdings or its counsel specifically for use therein.

Item 16.	Exhibits

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on January 20, 2015.

THE ADVISORY BOARD COMPANY

By:	/s/ Robert W. Musslewhite
Robert W. Musslewhite
Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Robert W. Musslewhite, Michael T. Kirshbaum and Evan R. Farber, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, and any and all pre- or post-effective amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert W. Musslewhite Robert W. Musslewhite	Chairman and Chief Executive Officer (Principal Executive Officer)	January 20, 2015

/s/ Michael T. Kirshbaum Michael T. Kirshbaum	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 20, 2015

/s/ David L. Felsenthal David L. Felsenthal	President and Director	January 20, 2015

/s/ Sanju K. Bansal Sanju K. Bansal	Director	January 20, 2015

/s/ Peter J. Grua Peter J. Grua	Director	January 20, 2015

/s/ Nancy Killefer Nancy Killefer	Director	January 20, 2015

/s/ Kelt Kindick Kelt Kindick	Director	January 20, 2015

/s/ Mark R. Neaman Mark R. Neaman	Director	January 20, 2015

/s/ Leon D. Shapiro Leon D. Shapiro	Director	January 20, 2015

/s/ Frank J. Williams Frank J. Williams	Director	January 20, 2015

/s/ LeAnne M. Zumwalt LeAnne M. Zumwalt	Director	January 20, 2015

Exhibit Index

Exhibit No.	Description

1.1*	Form of Common Stock Underwriting Agreement

1.2*	Form of Preferred Stock Underwriting Agreement

1.3*	Form of Depositary Shares Underwriting Agreement

1.4*	Form of Warrants Underwriting Agreement

1.5*	Form of Rights Underwriting Agreement

4.1*	Form of Deposit Agreement for Depositary Shares

4.2*	Form of Equity Warrant Agreement

4.3*	Form of Rights Agreement

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.